SETTLEMENT AND MUTUAL RELEASE AGREEMENT

                                     PARTIES

         This Settlement and Mutual Release Agreement ("the Agreement") is entered into on April 7, 1998, by and among the following parties:

1.    U.S WIRELESS DATA, INC., a Colorado corporation (the "Company"); and
2.    PAUL AND CORINNE  RIVAS;
3.    EVELYN AND WILLIAM SCHOEPP;
4.    GREGORY SCHOEPP;
5.    DR. RAPLH PENDELTON;
6.    BARBARA PERRY;
7.    NORMA RIVAS;
8.    JOSEPH SCHOEPP (parties 2-8 collectively referred to as the "Investors").

                                    RECITALS

A. The Investors received in exchange for full consideration convertible promissory notes with the Company in the form as set forth in Exhibit A, attached hereto and incorporated herein (the "Notes")

B. There arose a dispute between the Company and the Investors regarding the nature of the securities to be issued to the Investors upon the exercise of their conversion rights.

C. Without admitting liability, each of the parties desires to resolve the disputes as among the Company and the Investors pursuant to the terms and conditions set forth in this Agreement.


         NOW THEREFORE, in accordance with and subject to the terms and conditions and in consideration of the promises and covenants contained herein and the recitals set forth above, the parties agree as follows:


                         TERMS OF SETTLEMENT AND RELEASE

         1.       PAYMENT.

a. Issuance of Restricted Stock. Subject to the terms herein, the Company shall issue to the Investors, upon return of the original Notes held by the Investors that number of shares of restricted stock of the Company (the "Restricted Stock") as is set forth on Exhibit B, attached hereto and incorporated herein.

b. Date of Issuance of Restricted Stock. The Company shall issue the Restricted Stock to the Investors, c/o their counsel, P. Jason Silverstein, 744 Montgomery Street, Fifth Floor, San Francisco, California 94111 no later than April 10, 1998.

         2. ISSUANCE AND TRANSFERABILITY OF THE RESTRICTED STOCK. The Restricted Stock so issued in conversion of each Note shall be resalable pursuant to Rule 144 promulgated under the Securities Act of 1933 ("Rule 144") one (1) year after the date consideration was paid for such Note. In connection with the issuance of the Restricted Shares to the Investors there shall become effective and filed with American Security & Transfer & Trust of Lakewood Colorado (Transfer Agent) within one business day of the date this Agreement is signed, the following documents:

                  a.       For Issuance:

                  (i) Board of Directors resolution authorizing the issuance of the Restricted Stock in the form attached hereto as Exhibit C.

                  (ii) Instructions to the Transfer Agent from the Company ordering the issuance of the Restricted Stock to the Investors in the amounts set forth in Exhibit B.

                  (iii) Such other directions, instructions, authorizations or opinions as may be required for issuance of the Restricted Stock pursuant to this Agreement.


                  In connection with the sale of the Restricted Shares by the Investors there shall become effective and filed with American Security & Transfer & Trust of Lakewood Colorado (Transfer Agent) in a timely manner upon request of the Transfer Agent, the following documents:


         b.  For Resale:

                  Such directions, instructions, authorizations or opinions as may be required for the resale of the Restricted Stock per this Agreement.

3.       GUARANTEE AND PUT.

This Section 3 shall apply to all of the Notes and the Restricted Stock issued to the Investors under the Notes with the exception of the Note payable to Evelyn Schoepp in the amount of $16,825 and the 18,507 shares of Restricted Stock issued thereunder.

a. Guarantee. In addition to the issuance of the Restricted Stock, in the event that any of the Investors sells shares of the Restricted Stock during the one year period from the date of the lapse of the restrictions under Rule 144 for a price of less than $3 a share, the Company shall within thirty (30) days of receipt of written notice from the Investor and a copy of the confirmation of sale confirming such sale, transfer to the Investor, in cash, an amount equal to the difference between $3 a share and the sales price.

b. Put. If, on the date that is one year from the date the restriction on the respective Restricted Stock lapses, or, if the market on which the Restricted Stock is traded is closed on that date, on the next trading day, the opening price for the stock of the Company is below $3 a share, each Investor shall have the option, for a five day period, thereafter, ending on midnight Pacific Time on the fifth day, to put their remaining Restricted Stock back to the Company for a price of $3 a share. If an Investor exercises the put, the Company shall have the option, to be exercised within three days of receipt of the put, to require the Investor to sell the Restricted Stock on the open market and shall then be obligated to pay the Investor the difference between $3 a share and the sales price. If an Investor exercises the put, and the Company does not exercise its option to require the Investor to sell the Restricted Stock into the open market, the Company shall pay the Investor, in cash, under this paragraph within fifteen (15) days of the put. If an Investor exercises the put, and the Company exercises its option to require the Investor to sell the Restricted Stock into the open market, the Company shall pay the Investor, in cash, the amount to be paid under this paragraph within fifteen (15) days of receipt of written notice from the Investor and a copy of the confirmation of sale confirming such sale.

4.       REPRESENTATIONS AND WARRANTIES.

         As a condition to the settlement, the Company represents and warrants as follows:

         a. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of the Company. The Company is registered with the California Secretary of State as a foreign corporation.

         b. This Agreement when executed and delivered by the Company will constitute legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting the enforcement of creditor's rights.

         c. The undersigned individuals signing this Agreement on behalf of the Company represent and warrant that they are duly authorized to execute and deliver this instrument on its behalf and have the right to execute this Agreement.

         d. The Company is authorized to issue the Restricted Stock as set forth in this Agreement.

         e. The Company shall comply with the requests of the Transfer Agent to effectuate the transfer and sale of the Restricted Stock.

         f. The Restricted Stock issued pursuant to this settlement shall be saleable under Rule 144 one year from the date of the payment of the underlying consideration for the investment, such dates upon which the restrictions on sale will lapse are set forth on Exhibit D, attached hereto and incorporated herein.

         g. The Company is currently in compliance with and shall remain in compliance with all rules and conditions of federal and State securities, corporate or other law, including but not limited to Rule 144, which are required to or are a prerequisite for the issuance of the opinion letter by the Company's legal counsel, to allow for the sale of the Restricted Stock.

         h. The securities issued to John M. Liviakis and Robert B. Prag and Liviakis Financial Communications, Inc., as set forth in Exhibit E are subject to a Lock-up Agreement and may not be sold prior to August 1, 1998 even if registered.

         i. The Restricted Shares when issued and delivered will be validly authorized and issued and will be fully paid and non-assessable and no shareholder of the Company will have any preemptive right of subscription or purchase thereof.

         j. It shall be a condition of any merger, consolidation, sale of all or substantially all of the Company (either by way of stock transaction or of all or substantially all assets of the Company other than in the ordinary course of business), acquisition or other reorganization or recapitalization of the Company occurring prior to the date the Restricted Stock is actually issued to the Investors hereunder, that any agreements or other consummating documents entered or to be entered into or filed or to be filed by the Company with the Colorado Secretary of State in connection with or to effect any such transaction shall include provisions that provide for treatment of the Investors in any such transaction as if the Restricted Stock had been issued to such Parties as of the time immediately preceding the consummation or effective time of any such transaction.

         k. To the best of the Company's knowledge, it has filed all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, through the date of this Agreement.

         l. If and whenever, prior to the full performance of the guarantee and put granted in Section 3 above is effective, the Company shall effect a subdivision or consolidation of shares or other capital, reorganization or readjustment, (other than those described in subsection 4m below), the payment of a stock dividend (except for dividends payable on the shares of the Company's Series A Preferred Stock outstanding on the date of this Agreement), or other increase or reduction of the number of shares of the Company's stock outstanding without receiving compensation thereof in money, services, or property, the number of shares of Restricted Stock then remaining to be sold by the Investors shall (a) in the event of an increase in the number of outstanding shares, be proportionately increased, and the $3.00 amount of the said guarantee and put shall be proportionally reduced; and (b) in the event of a reduction in the number of outstanding shares, be proportionally reduced, and the amount of the said guarantee and put shall be proportionately increased.

         m. It shall be a condition of any merger, consolidation, sale of all or substantially al the Company (either by way of a stock transaction or of all or substantially all assets of the Company other than in the ordinary course), acquisition or other reorganization during said guarantee and put period, that the surviving Company shall provide to the Investors, a guarantee and put sufficient to provide them with the same minimum cash return for sales of the Investors interest in the surviving entity as they would have received if they had sold the Restricted Stock prior to the said merger, sale, acquisition or other reorganization, if such right is requested by the

Investors.

         n. The Company covenants that it will not, by voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but it will at all times in good faith assist in carrying out all those terms and take all action necessary or appropriate to protect the rights of the Investors against dilution or other impairment and take all necessary action in a timely manner and without delay to effect the resale of the Restricted Stock by the Investors at such time or times as the Investors desire to sell such Restricted Stock, whether or not any such sale may occur in or out of the period of the guarantee.

         Investors, where appropriate, and each Investor, individually, where appropriate, represent and warrant to the Company that (both at the time of execution of this agreement and as of the date upon which Investor first purchased the Notes being converted into shares of the Company's no par value Common Stock (the "Shares") pursuant to the terms of this agreement):

         a. Investor or the Investors either: (1) had or have a pre-existing personal or business relationship with the Company; and/or (2) either alone or through a purchaser representative of the Investors choosing (who is not affiliated in any way with the Company) are sophisticated in business and financial matters and by reason of either such pre-existing relationship and/or their knowledge and experience in such matters, they have the capacity to evaluate the merits and risks of the prospective investment in the Shares.

         b. To the extent Investor or the Investors deemed necessary, they have consulted with their attorney, accountant or other business and/or financial advisors regarding all aspects of the proposed investment in the Company.

         c. Investor was and the Investors are the sole parties in interest as to the Shares being acquired by them and are acquiring the Shares for their own account, for investment only and not with view toward the resale or distribution thereof, except as permitted by law or rule.

         d. The Investors understand that the Shares are not registered under the Securities Act of 1993, (the "1993 Act") and the Shares will be "Restricted Securities" as defined under Rule 144 promulgated under the 1933 Act. The Shares may not be resold unless registered under the 1933 Act or an exemption from such registration is available. The Investors agree that they will not attempt to dispose of the Shares except in compliance with the 1933 Act.

         e. The Investors understand that the Shares will be imprinted with a legend in substantially the following form:

         THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE OR FOREIGN LAW. THE SHARES MAY NOT BE SOLD TRANSFERRED, PLEDGED OR

HYPOTHECATED UNLESS (i) THEY SHALL HAVE BEEN REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE AND FOREIGN SECURITIES ACT OR OTHER LAW OR (ii) AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE BEEN FUNISHED WITH AN OPINION OF COUNSEL SATISFACOTRY TO THE CORPORATION, THAT REGISTRATION OR OTHER COMPLIANCE IS NOT REQUIRED UNDER ANY OF SUCH ACTS OR LAWS.

         f. At the time of any resale of Shares, the selling Investors will return the appropriate number of Shares sold to the Transfer Agent.

         g. The Investors understand and agree that the Company will lodge stop transfer instructions with its transfer agent to prohibit transfer of the Shares except in strict compliance with the provisions of this agreement.

         h. The Investors understand and agree that the Shares do not have any "registration" or other rights entitling them to have the Shares registered under the 1993 Act and that absent registration, the most likely method by which the shares may be resold in the public market absent registration is under Rule 144 promulgated by the SEC under the 1933 Act, which will become available at the earliest, as to each Investor, one year from the date such Investor paid consideration for the Note (from which the Restricted Shares being sold by that Investor were converted). The Investors understand and agree that there is no guarantee that Rule 144 will be available for resales of the Shares and that if Rule 144 is not available to them for any reason, they may not be able to resell the Shares in the public market at all.

         i. The Investors understand that the Company files reports and other information concerning the Company, its business and financial affairs with the United States Securities and Exchange Commission (the "SEC") that are publicly available. To the extent the Investors deemed necessary, they have examined such reports and information as are available through the SEC, including, without limitation, the Company's Annual Report on Form 10-OSB, for the fiscal quarters ended September 30, 1997 and December 31, 1997, as amended to date; the Company's Definitive Proxy Statement for its Annual Meeting of Shareholders held February 6, 1998 and its Current Report on Form 8-K Reporting an Even of November 14, 1997, as filed with the SEC on or about December 17, 1997.

         j. The Investors fully understand that an investment in the Company's securities (including the Shares) involves a high degree of risk and could result in the entire loss of the investment. The Investors have adequate means of providing for their current needs and possible financial contingencies, and have no need, and anticipate no need in the foreseeable future, to sell the Shares for an indefinite period of time and have sufficient net worth to sustain a loss of the entire investment in the Shares in the event such loss should occur.


         5.       FUTURE CONDUCT.

                  (a) In consideration of the release set forth below, the Company shall comply with all Federal and State securities laws which are required to allow for the sale of the Restricted Stock under Rule 144.

(b) The Company shall secure, within two (2) business days of any request from the Investors, their brokers or the Transfer Agent, the necessary opinion from the Company's Counsel that the Restricted Stock is eligible for sale under Rule 144.

                  (c) The Company acknowledges and agrees that any violation of Sections 1, 2, 3, 4, and of this section 5 hereof of this Agreement or any breach of the representations and warranties set forth above or the inability of the Investors to resell the Restricted Stock pursuant to Rule 144 will cause damage to the Investors and agree that in the event of such violation or breach, this Agreement shall be null and void, at the option of the Investors, except for the provisions of Section 7, 8,10 and 11 below.

         6. MUTUAL RELEASE. The Company for itself and its partners, shareholders, directors, officers, employees, assigns, predecessors, successors, representatives affiliates, attorneys, heirs, legatees and agents on the one hand, and Investors for themselves and their employees, assigns, predecessors, successors, representatives affiliates, attorneys, heirs, legatees and agents on the other hand, except as provided in Sections 1,2,3,4,5 and 7 of this Agreement, each irrevocably and unconditionally releases the other from any and all claims, demands, and causes of action of any kind whatsoever (collectively referred to as "Claims"), whether known or unknown, which it/he/she now has or ever has had, from the beginning of time to the date of this Agreement and Release which arise out of the offer and sale of the Notes to the Investors.

         Each party understands that it/he/she may have Claims of which the party has no knowledge or suspicion; nevertheless, the party agrees that the release contained in this Section 6 extends to all Claims whether or not known, claimed or suspected by the party except the obligations of Sections 1,2,3,4 and 5 above. As to such matter, except as provided in Sections 1,2,3,4, and 5 of this Agreement, each party expressly waives the benefits of Section 1542 of the California Civil Code, which provides:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         Each party acknowledges that the party knows and understands the contents of this Agreement and Release, that the party has executed it voluntarily and without coercion of any kind, and that the party understands that after signing this Agreement and Release except as provided in paragraph 7 of this Agreement the party cannot proceed against any person or entity mentioned in it with respect to or on account of any of the matters referred to in it

         7. LIMITATION ON RELEASE. The Parties agree that the release set forth in Section 6 of this Agreement shall not apply to claims that the Investors may have against the Company and its partners, shareholders, directors, officers, employees, assigns, predecessors, successors, representatives affiliates, attorneys, heirs, legatees and agents arising from or related to fraud on the marketplace or market manipulation with regard to the Note or their investment in the Company or for any claims against the Company and its partners, shareholders, directors, officers, employees, assigns, predecessors, successors, representatives affiliates, attorneys, heirs, legatees and agents if the Company fails to perform its obligations under this Agreement or breaches the representations or warranties set forth in this Agreement.

         8. TOLLING. The Parties agree to toll and suspend the running or accrual of time by which is determined any defense which they may have individually or collectively against the other(s) by virtue of any statute of limitations, laches or any similar defense, to and including June 19, 1999.

         Nothing in this Agreement shall toll or suspend any statue of limitations beyond the permissible periods set forth in California Code of Civil Procedure Section 360.5 or any other applicable law or rule; provided, however, that should the period of tolling or suspension of statutes of limitations described in this Agreement be effective for a period or periods exceeding those permitted by any said Section 360.5 or other applicable law or rule, such period or periods shall be reduced to the period or periods permitted by said Section or applicable law or rule.

         9. NO CLAIMS. Each party affirms that the party has not initiated any claim, charge, action, or legal proceeding of any kind against any party he/she/it released with respect to the Claims released in this Agreement.

         10. INDEMNIFICATION FOR BREACH. Each party agrees to indemnify each party he/she/it released for all damages, including attorneys' fees, resulting from his/her/its breach of any provision of this Agreement and Release.

         11. ATTORNEYS' FEES. The parties agree that the prevailing party in any action or proceeding henceforth between the parties, in regard to any action to enforce or interpret this Agreement, shall be entitled to reasonable attorneys' fees and costs in addition to all other relief to which he/she/it may be entitled.

         12. TAX LIABILITY. Except as otherwise required by applicable law, The Investors agree that they alone will be responsible for all taxes applicable to the securities issued under this Agreement.

         13. NO ADMISSION OF LIABILITY. Each party acknowledges that this Agreement is not an admission of guilt or liability.

         14. WARRANTIES. Each party warrants and represents to each of the other parties that the party has full power, legal capacity and authority to enter into, perform and comply with the terms of this Agreement. Each party further warrants and represents to each of the other parties that such party has not by agreement, operation of law or otherwise, heretofore assigned, transferred, hypothecated, or purposed to assign, transfer or hypothecate to any person or party, the whole or any part of portion of such party's clams which constitute matters released pursuant to this Agreement. Each party warrants and represents to each of the other parties that such party is the sole party who has the right, title and interest in or to the matters such party is releasing. Each party agrees to indemnify, defend and hold harmless, including for attorneys' fees and costs, the other party from and against any claim threatened or instituted against any other party for breach by such party of the representations and warranties set forth in this paragraph.

         15. CONFIDENTIALITY. Each party agrees that the terms of this Agreement are confidential and further agrees, except as required by law or to perform the obligations hereunder, not to disclose its terms or the fact of its execution to any other person or entity. This non-disclosure provision does not apply to the party's immediate family, employer, stockholder, attorney or tax advisor.

         16. VALIDITY. If any portion of this Agreement shall be held invalid by a court of competent jurisdiction, the validity of the remainder of this Agreement shall not be affected.

         17. INTEGRATION. This Agreement supersedes any previous understandings, agreements or correspondence of the parties on this subject and is binding on the parties, their heirs, executors, administrators, and successors in interest.

         18. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         19. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, legal representatives, successors, assigns, employees, partners, agents and attorneys.

         20. COUNTERPARTS. This Agreement may be executed in multiple originals or counterparts, in which event each multiple original or counterpart shall be deemed to constitute an original of this Agreement as to any persons or entities whose original signatures or that of their representatives, appear thereon.

         21. MUTUALLY NEGOTIATED AGREEMENT. The terms of this Agreement were freely negotiated by the parties and reviewed by counsel for the parties and neither this Agreement nor any of its provisions shall be interpreted for or against any party on the basis of the party that drafted the Agreement or the provision at issue.

         In witness whereof, the undersigned, and each of them, state that they have read and understand the terms of the foregoing Agreement, that they enter into the Agreement freely and without coercion or under duress, and have executed this Agreement on the date and year first above written.

                                    U. S. WIRELESS DATA, INC.
                                    a Colorado Corporation

Dated:_____________                 By
                                         EVON KELLY, Chief Executive Officer


Dated:_____________                 By
                                        ROBERT ROBICHAUD,
                                        Chief Financial Officer and Secretary

Dated:_____________                 _____________________________________
                                    PAUL RIVAS

Dated:_____________                 _____________________________________
                                    CORINNE RIVAS

Dated:_____________                 _____________________________________
                                    WILLIAM SCHOEPP

Dated:_____________                 _____________________________________
                                    EVELYN SCHOEPP

Dated:_____________                 _____________________________________
                                    JOSEPH SCHOEPP

Dated:_____________                 _____________________________________
                                    GREGORY SCHOEPP

Dated:_____________                 _____________________________________
                                    BARBARA PERRY

Dated:_____________                 _____________________________________
                                    NORMA RIVAS

Dated:_____________                 _____________________________________
                                    DR. RALPH PENDELTON

REVIEWED AND APPROVED:
                                Ireland Stapleton

Dated:______________                      By___________________________________


Dated:______________                      Lerner & Veit, P.C.

                                          By___________________________________


LIST OF EXHIBITS

EXHIBIT "A"              CONVERTIBLE NOTES

EXHIBIT "B"              SHARES OF RESTRICTED STOCK OF U.S. WIRELESS DATA, INC.

EXHIBIT "C"              BOARD OF DIRECTORS RESOLUTIONS

EXHIBIT "D"              DATE OF LAPSE OF 144 RESTRICTIONS

EXHIBIT "E"              SECURITIES OF U.S. WIRELESS DATA, INC. OWNED BY JOHN M.
                         LIVIAKIS, ROBERT B. PRAG AND LIVIAKIS FINANCIAL
                         COMMUNICATIONS, INC.